Exhibit 10.3

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS

1.	Basic Provisions ("Basic Provisions").
1.1.Parties: This Lease ("Lease"), dated for reference purposes only, June 1, 2010, is made by and between Brandin Court Associates, LLC, a California Limited Liability Company ("Lessor") and AngioScore Inc., a Delaware Corporation ("Lessee") (collectively the "Parties," or individually a "Party").
1.2.(a) Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 5005 Brandin Court and 5045 - 5055 Brandin Court, located in the City of Fremont County of Alameda, State of California, with zip code 94538 ("Premises"), and generally described as: Approximately 44.345 square feet located, as shown on Exhibit A attached hereto, which Premises are located in a larger research & development building that contains two additional suites other than the Premises (the "Building"). In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls, or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)
1.2 (b) Parking: Sixty (60) unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and no reserved vehicle parking spaces ("Reserved Vehicle Parking Spaces"). (Also see paragraph 2.6)
1.3.Term: Three (3) years ("Original Term") commencing on June 1, 2010 ("Commencement Date") and ending May 31, 2013 ("Expiration Date"). (Also see paragraph 3)
1.4.N/A
1.5.Base Rent: $26,607.00 per month ("Base Rent"), payable on the first day of each month commencing June 1, 2010 (Also see Paragraph 4.)
1.6.N/A
1.7.Security Deposit: $30,000.00 ("Security Deposit"). (Also see Paragraph 5.)
1.8.Permitted Use: Management, development and production of medical devices and other legal uses ("Permitted Use") (Also see Paragraph 6.)
1.9.Insuring Party: Lessor is the "Insuring Party."(Also see paragraph 8).
1.10.Real Estate Brokers: N/A
1.11.Guarantor: N/A (Any and all references herein to Guarantor(s) shall be disregarded.)
1.12.Exhibits: Attached hereto are Exhibit A though B, all of which constitute a part of this Lease.

2.	Premises, Parking and Common Areas.
2.1.Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the term, at the rental, and upon all of the terms, convents and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental is an approximation which Lessor and Lessee agree is reasonable.
2.2.Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition and that the structural elements of the roof, bearing walls and foundation of the Premises shall be free of material defects. In addition, Lessor shall reseal the roof of the Building on or before the date that is thirty (30) days after the Commencement Date of this Lease.
2.3.Compliance with Covenants, Restrictions and Building Code. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises or Common Area which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said Warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3 (a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in the Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such actions, at Lessor's expense, as my be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).
2.4.Acceptance of Premises. Lessee hereby acknowledges that (a) it has satisfied itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws") and the present and future suitability of the Premises for Lessee's intended use; and (b) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.
2.5.N/A
2.6.Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger auto mobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other the Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)
(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
(b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
(c) Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.
2.7.Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers customers, contractors and invitees, including parking area, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.
2.8.Common Areas - Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
2.9.Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations to the extent consistent with this Lease, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.
2.10.Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time (without interfering with Lessee's access to or use of the Premises):
(a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;
(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remain available;
(c) To designate other land outside the boundaries of the Industrial Center to be part of the Common Areas;
(d) To add additional building and improvements to the Common Areas;
(e) To use Common Areas while engaged in making additional improvements, repairs or alteration to the Industrial Center, or any portion thereof; and
(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	Term.
3.1.Term. The Commencement Date, Expiration Date and Original Date of the Lease are as specified in Paragraph 1.3.
3.2.Existing Lease. Lessor and Lessee acknowledge and agree that Lessee currently occupies the Premises pursuant to the Standard Industrial/Commercial Multi-Tenant Lease - Gross, dated June 8, 2005, between Lessor's sole member, D & J Construction, Inc., and Lessee, as amended by that the First Amendment to Standard Industrial/Commercial Multi-Lessee Lease - Gross, dated October 4, 2007 (as amended, the "Existing Lease"). Lessor and Lessee hereby agree that the term of the Existing Lease, as set forth in Section 1.3 of the Existing Lease, as extended by the First Amendment, shall be terminated as of the Commencement Date of this Lease.

4.	Rent.
4.1.Base Rent. Lessee shall pay Base Rent and other charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may for time to time designate in writing to Lessee. Notwithstanding anything to the contrary in this Lease, Lessee shall have no obligation to pay to Lessor, during the Term of this Lease, any operating expenses or real property taxes with respect to the Premises, Common Areas, Building or Industrial Center.

5.Security Deposit. Lessee shall deposit with Lessor upon Lessee's execution hereof, the Security Deposit set forth in Paragraph 1.17 as security for Lessee's faithful performance of Lessee's obligations under this Lease. Notwithstanding the foregoing, Lessor and Lessee acknowledge and agree that Lessor, pursuant to the Existing Lease, is holding a security deposit from Lessee in the amount of $30,000 (the “Existing Security Deposit”). The Existing Security Deposit shall be fully applied to the Security Deposit required to be deposited pursuant to this Paragraph 5. No additional Security Deposit shall be required by Tenant in connection with this Lease. If Lessee fails to pay Base Rent or other charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including reasonable attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the Term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used of applied by Lessor in accordance with the terms of this Lease. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.	Use.
6.1.Permitted Use.
(a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.
(b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity to the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.
6.2.Hazardous Substances.
(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use or any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurance as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefore, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements).
(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in on under or about the Premises or the Building, other than as previously consented to by Landlord, Lessee shall immediately give Lessor written notice thereof together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).
(c) Lessee Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and reasonable attorneys' and consultants' fees arising out of or involving any Hazardous Substances brought onto the Premises by or for Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substances under the Premises from areas outside the Industrial Center). Lessee's obligations under this Paragraph 6.2 (c) shall include, but not be limited to, the effects of any decontamination or injury to person, property or the restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of the Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(d) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as of the result of Hazardous Substances on the Premises, Building or Industrial Center prior to the Commencement Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligation, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration of termination of this Lease.
(e) Warranty of Lessor. Lessor represents and warrants that, to the best of its knowledge, on the date of this Lease, there are no Hazardous Substances in, on or under the Premises, other than those used by Lessee pursuant to the Existing Lease.
(f) Acknowledgement by Lessor. Lessor acknowledges and approves the use, at the Premises, of the chemicals noted in the attached Exhibit B provided by Lessee which is made a part of this Lease.
6.3.Lessee's Compliance with Requirements. Except as otherwise provided in this Lease (including Paragraph 2.3), Lessee shall, at Lessee's sole cost and expense, with respect to its operations at the Premises, fully, diligently, and in a timely manner, materially comply, with all "Applicable Requirements," which in tum is used in this Lease to mean all laws rules, regulations, ordinances, directives, covenants, easements and restrictions or record, premise, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and I or consultants relating in any manner to the Premises, now in effect or which may hereafter come into effect; provided however, that Lessor shall, at Lessor's sole cost and expense, be responsible for any structural changes to the Premises, Building or Industrial Center that are required by the Applicable Requirements. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.
6.4.Inspection; Compliance with Law. Lessor, Lessor's agents, employees, contractors, consultants and designated representatives, and the holders of any mortgages, deeds, of trust, or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, after reasonable advance notice to Lessee, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all other Applicable Requirements (as defined in Paragraph 6.3). Except in the case of an emergency, Lessee shall be entitled to accompany Lessor and Lessor's agents, employees, contractors and designated representatives, and Lenders during any such inspection and may restrict said persons from access to any "clean rooms" which are then in operational use or any other areas where confidential information or processes might justify Lessee restricting visitors at that time. The costs and expenses of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor for the costs and expenses of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.	Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.
7.1.Lessee's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 6.1 (Use), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 8.7 (Indemnity), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times maintain in good condition and repair (reasonable wear and tear and damage due to casualty or condemnation excepted) the non-structural portions of the interior of the Premises and will perform routine maintenance of the heating, ventilation and air-conditioning system serving the "clean room" depicted on Exhibit A to this Lease (but not any other heating, ventilation, or air conditioning systems), but Lessee shall not be responsible for any items that are Landlord's responsibility pursuant to Paragraph 7.2. In addition, Lessee shall maintain, repair and replace windows, doors and plate glass in the Premises. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1 within ten (10) days following written notice from Lessor, Lessor may enter upon the Premises to perform such obligations on Lessee's behalf, in accordance with Paragraph 6.4 above, and Lessee shall promptly reimburse Lessor for the reasonable cost thereof.
7.2. Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code),6.1 (Use), 6.3 (Lessee's Compliance with Applicable Requirements), 7.1 (Lessee's Obligations), 8.7 (Indemnity), 9 (Damage or Destruction) and 14 (Condemnation), Lessor shall keep in good condition and repair (including necessary replacements of) all portions of the Industrial Center and its Common Areas and all structural portions of the Premises, including without limitation the foundations, exterior walls, roof structure and membrane, fire extinguishing system including the fire alarm and/or smoke detection systems and equipment, sprinklers, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and Utility Installations (including heating, ventilation and/or air conditioning systems serving the Premises, Building and Industrial Center, but not including routine maintenance of the heating, ventilation and air conditioning system serving only the "clean room" depicted on Exhibit A). In addition, Lessor, at its sole expense, shall be responsible for any replacement of the heating, ventilation and air conditioning system serving the "clean room" depicted in Exhibit A that becomes necessary during the Lease Tenn. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Paragraph 7.
7.3.Utility Installations, Trade Fixtures, Alterations.
(a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alternations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Lessee-Owned Alternations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b) Consent. Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the root) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating, or removing the roof of any existing walls, or changing or interfering with the sprinkler or fire detection systems. Any alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications to the extent available. No additional requirements shall apply to any work which is reasonably estimated by Lessee to cost less than $60,000 to construct. For work which is reasonably estimated by Lessee to cost more than $60,000 but not more than $100,000 to construct, Lessee may be required by Lessor to demonstrate to Lessor that it has readily available cash funds in its banking accounts(s) in excess of the estimated cost of the work. For work which is reasonably estimated by the Lessee to cost more than $100,000 to construct, Lessee may be required by Lessor to deposit with Lessor as a temporary additional security deposit for the period of construction of such work, a letter of credit in favor of Lessor (or at Lessee's option, a certificate of deposit) in an amount up to Lessee's reasonably estimated cost of completing the work as security for the lien-free completion of the work. Any such temporary additional security deposit shall be promptly returned by Lessor to Lessee upon the completion of the work and payment for the same by Lessee.
(c) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or material men's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.
7.4.Ownership, Removal, Surrender, and Restoration.
(a) Ownership. All Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. All Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.
(b) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease Term or any earlier termination date, clean and free of debris and in good condition and repair (reasonable wear and tear and damage due to casualty or condemnation excepted). Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings and equipment, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.	Insurance; Indemnity.
8.1.N/A
8.2.Liability Insurance.
(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount no less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall neither limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3.Property Insurance-Building, Improvements and Rental Value.
(a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including place glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for all Urban Consumers for the city nearest to where the Premises are located.
(b) Rental Value. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring loss of the full rent for one year with an extended period of indemnity for an additional 180 days. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rent otherwise payable by Lessee for the next 12 month period.
(c) Lessees Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.
8.4.Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, main insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.
8.5.Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at Least B+, V, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders' evidencing renewal thereof, or Lessor may order such insurance charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.
8.6.Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.7.Indemnity. Except to the extent caused by Lessor, and subject to Paragraph 8.6, Lessee shall indemnify, protect, defend and hold harmless Lessor and its agents, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, reasonably attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Except to the extent caused by Lessee, and subject to Paragraph 8.6, Lessor shall indemnify, protect, defend and hold harmless Lessee and its officers, employees, agents and Lenders, from and against any and all claims, damages, liens, judgments, penalties, reasonable attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or management of the Industrial Center by Lessor. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.
8.8.Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures. whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means or repairing the same in accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.	Damage or Destruction.
9.1.Definitions.
(a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than to Lessee-Owned Alterations and Utility Installations, or in other portions of the Industrial Center if there is interference with Lessee's use of the Premises, which can reasonably be repaired in three (3) months or less from the date of the damage or destruction, and the Replacement Cost thereof does not exceed a sum equal to 6 month's Base Rent.
(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than to Lessee-Owned Alterations and Utility Installations, or in other portions of the Industrial Center if there is interference with Lessee's use of the Premises, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction and/or the Replacement Cost thereof exceeds a sum equal to six (6) month's Base Rent. Lessor shall notify Lessee in writing within thirty (30) days from the date of damage or destruction as to whether or not the damages is Partial or Total.
(c) "Insured Loss" shall mean damage or destruction to the Premises, other than to Lessee-Owned Alterations and Utility Installations and Trade Fixtures, or in other portions of the Industrial Center if there is interference with Lessee's use of the Premises, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.
(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.
(e) Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises or in other portions of the Industrial Center if there is interference with Lessee's use of the Premises.
9.2.Premises Partial Damage - Insured Loss. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request thereof. If Lessor received said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate thirty (30) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial

Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3.Partial Damage - Uninsured Loss. If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either (I) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee" commitment to pay for the repair of such damage totally at Lessee" expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.
9.4.Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.
9.5.Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by exercising such option on or before the later of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option, this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.
9.6.Abatement of Rent; Lessee's Remedies.
(a) Abatement. In the event of (i) Premises Total Destruction, (ii) Premises Partial Damages or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason or any such damage, destruction, repair, remediation or restoration.
(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.
9.7.Termination by Lessee. Notwithstanding any contrary provision to the Lease, Lessee may terminate the Lease if any Premises Partial Damage or Premises Total Destruction has not been repaired, to Lessee's reasonable satisfaction, within six (6) months following the date of such casualty.
9.8.Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.
9.9.Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.	Real Property Taxes.
10.1.Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center. Notwithstanding anything to the contrary in this Lease, Lessee shall have no obligation to pay to Lessor, during the Term of this Lease, any Real Property Taxes with respect to the Premises, Common Areas, Building or Industrial Center.
10.2.Real Property Tax Definition. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal governments, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of real property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.
10.3.Additional Improvements. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request within a reasonable period of time after receiving written notice thereof from the Lessor.
10.4.N/A
10.5.Lessee's Property Taxes. Lessee shall pay prior to delinquency all personal property taxes assessed against and levied upon all personal property of Lessee contained in the Premises or stored within the Industrial Center.

11.
Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, and gas and cleaning of the Premises, together with any taxes thereon.

12.	Assignment and Subletting.
12.1.Lessor's Consent Required.
(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign" or "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
(b) Lessee's remedy for any breach of this Paragraph 12.I by Lessor shall be limited to compensatory damages and/or injunctive relief.
12.2.Terms and Conditions Applicable to Assignment and Subletting.
(a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.
(b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.
(c) The consent of Lessor to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee.
(d) In the event of any Default of Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor. Lessor shall deliver a written notice to Lessee granting or withholding consent within ten (10) business days following receipt of the request. Lessor shall provide a reasonably detailed explanation for any withholding of consent.
(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.
12.3.Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, or by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary.
(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.
(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein, with shall not be unreasonably withheld.
(d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
12.4.Permitted Assignments and Subleases. Notwithstanding anything to the contrary contained in the Lease, Lessee, without Lessor's consent, may sublet the Premises or assign the Lease to: (a) a parent, subsidiary or other affiliate controlling, controlled by or under common control with Lessee; (b) a successor corporation by merger (so long as the successor corporation has a net worth of at least $50 million), or (c) a purchaser of substantially all of Lessee's assets located at the Premises (so long as the purchaser has a net worth of at least $50 million) (collectively "Permitted Transferees"). For purposes of this Lease, (i) a change in control of Lessee so long as, following the change of control, either Lessee or any entity controlling Lessee has a net worth of at least $50 million, (ii) a sale of Lessee's capital stock through any public exchange, or (ii) a public offering of Lessee's capital stock shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Lessor's consent.

13.	Default; Breach; Remedies.
13.1.Default; Breach. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period to cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:
(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.
(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iii) the subordination or non-subordination of this Lease per Paragraph 30, (iv) the execution of any document requested under Paragraph 42 (easements), or (v) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.
(d) A default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.l(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a breach of this Lease by Lessee if Lessee commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.
(e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days: (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.l(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.
13.2.Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefore. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to Lessor by cashiers check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee provides could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee provides could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceedings the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.
(b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1941.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation, efforts to release the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.
(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.
13.3.N/A
13.4.Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.
13.5.Breach By Lessor.
(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, if a breach of this Lease by Lessor results in a substantial interference with Lessee's use of the Premises, a reasonable time shall in no event be more than two (2) business days.
(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure, they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from rent an amount equal to the cost of the cure. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation", this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.	N/A

16.	Estoppel Certificate.
16.1.Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement n writing in form similar to the then most current

"Estoppel Certificate" form published by the AIR Commercial Real Estate Association plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
16.2.If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that" (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
16.3.At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects; provided that, any person or entity viewing such financial statements shall execute a commercially reasonable non-disclosure agreement.

17.Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Upon transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of Lessor's interest in this Lease shall remain liable and responsible with regarding to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18.Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.Limitation on Liability. Subject to the provisions of paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers, or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

20.Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be "rent".

22.No Prior or other Agreements This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.Notices.
23.1.Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.
23.2.Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery (or refusal thereof) shown on the receipt card. Notices delivered by Untied States Express Mail or overnight courier that guarantees next day delivery shall be deemed given when received. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24.Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision of provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not e a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and delivery to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred twenty-five percent (125%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State of California. Any litigation between the Parties hereto concerning this Lease shall be initiated in Alameda County.

30.Subordination; Attornment; Non-Disturbance.
30.1.Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations or Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall given written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
30.2.Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.
30.3.Non-Disturbance. Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-disturbance Agreement") from any Lender, which Non-Disturbance Agreement provides that

Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.
30.4.Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination attornment and/or non-disturbance agreement as is provided for herein.
30.5.Non-Disturbance Agreement from Current Lender. Lessor shall cause any Lender holding a Security Device encumbering the Industrial Center on the date of this Lease to execute and deliver to Lessee a Non-Disturbance Agreement reasonably acceptable to Lessee within thirty (30) days following the date of this Lease.

31.Attorney's Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to reasonable attorney's fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.Lessor's Access; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises for purposes of inspecting the Premises, making necessary repairs, and showing the Premises to prospective purchasers of the Industrial Center. Any entry by Lessor, its agents or representatives or any other party on the Premises shall (a) require Lessee's advance consent, which shall not be unreasonably withheld and (b) not unreasonably interfere with Lessee's use of the Premises. Lessee may deny or condition admittance to the "clean room" depicted on Exhibit A. Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on the Premises any ordinary "For Sublease" signs.

33.Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.Signs. Lessee may place signs on the Premises with Lessor's consent, which shall not be unreasonably withheld. Lessee shall be entitled to the signage right elsewhere on the Industrial Center (for example, at street entrances to the Industrial Center) comparable to the of the other tenants. Lessor shall, at it sole cost and expense, not to exceed $2,000.00, update the Industrial Center monument signage in a manner reasonably satisfactory to Lessee, within thirty (30) days of the Commencement Date of this Lease.

35.Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Lessor's election to have such event constitute the termination of such interest.

36.Consents. Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee or Lessor upon receipt or any invoice and supporting documentation therefore. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further other conditions as are then reasonable with reference to the particular mater for which consent is being given.

37.N/A

38.Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.Options.
39.1.Definition. As used in this Lease, the word "Option" has the following meaning: (a) the right to extend the term of this Lease to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to leas the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.
39.2.Options Personal to Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee or by any sublessee or assignee under any sublease or assignment for which Lessor's consent was not required under the terms of this Lease.
39.3.Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.
39.4.Effect of Default on Options.
(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) All rights of Lessee under the provisions of an option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.
39.5.Options to Extend Term of Lease and Base Rent during Extended Terms.
(a) Lessee shall have the right to extend the Term of the Lease for two additional periods of three (3) years each (each, an "Extended Term"), beginning upon the expiration of the initial term (or the end of the first Extended Term, in the case of the second Extended Term), on all of the terms and conditions of the Lease, except that Base Rent shall be increased during any Extended Term as described below. If Lessee elects to extend this Lease for the Extended Term, Lessee shall give written notice of its exercise to the Lessor at least sixty (60) days but not more than six (6) months before the expiration of the initial term (or at least sixty (60) days but not more than six (6) months before the expiration of the first Extended Term, in the case of Lessee's exercise of its options for the second Extended Term).
(b) Base Rent for each Extended Term shall be determined by comparing (a) the Consumer Price Index for All Urban Consumers (San Francisco/Oakland/San Jose Area; all items; 1982-1984 equals 100) published by the United States Department of Labor, Bureau of Statistics (the "Index") for the most recent calendar month prior to the first Extended Term) to (b) the Index for the most recent calendar month prior to the first Extended Term (or, in the case of the adjustment for the second Extended Term, for the most recent calendar month prior to the second Extended Term). Base Rend shall be adjusted once at the beginning of each Extended Term in proportion to the increase in the Index over the periods described in the prior sentence.

40.Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41.Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, delivery to Lessor evidence satisfactory to Lessor of such authority.

45.Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.Offer. Preparation of this Lease by either Lessor Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

48.Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor Lessee, the obligations of such multiple parties shall be joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have signed a final document and an original document signed by both parties has been received by each party. Until such time as the parties are bound as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO, THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

THE PARTIES HERETO HAVE EXECUTED THIS LEASE AT THE PLACE AND ON THE DATES SPECIFIED ABOVE THEIR RESPECTIVE SIGNATURES.

Executed at: Fremont, CA
on: June 8, 2010

By LESSOR:

Brandin Court Associates, LLC,
a California limited liability company

By: D & J Construction, Inc.,
      a California corporation, its Sole Member

By: /s/ Tammy Eliseian
TAMMY ELISEIAN, President

Address: 3390 Seldon Court, Fremont, CA 94538
Executed at: Fremont, CA on: June 8, 2010 By LESSEE: AngioScore Inc., a Delaware corporation By: /s/ James B. Andrews JAMES B. ANDREWS, Senior VP and CFO Address: 5055 Brandin Court, Fremont, CA 94538